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                                                                     Exhibit 4.1

THIS COMMON STOCK WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

                          COMMON STOCK PURCHASE WARRANT

Warrant No. CS-RF-[__]                                 Number of Shares [______]

                                  VOXWARE, INC.

                         Void after [_______ ___], 2013

     1. Issuance. This Common Stock Warrant is issued to [_________________] by Voxware, Inc., a Delaware corporation (hereinafter with its successors called the "Company").

     2. Purchase Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the registered holder of this Common Stock Warrant (the "Holder"), commencing on the date of a Registration Failure, is entitled upon surrender of this Common Stock Warrant with the subscription form annexed hereto duly executed, at the office of the Company, Lawrenceville Office Park, PO Box 5363, Princeton, New Jersey 08543-5363, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share (the "Purchase Price") of $0.015, [____________] fully paid and nonassessable shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"). Until such time as this Common Stock Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Common Stock Warrant are subject to adjustment as hereinafter provided.

     3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, (iii) through delivery by the Holder to the Company of other securities issued by the Company, with such securities being credited against the Purchase Price in an amount equal to the fair market value thereof, as determined in good faith by the Board of Directors of the Company (the "Board"), or (iv) by any combination of the foregoing. The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of any securities the Holder may wish to deliver to the Company pursuant to clause
(iii) above.

     4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Common Stock Warrant or any portion hereof by the surrender of this Common Stock Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the

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                                      -2-

Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

where

               X = the number of shares to be issued to the Holder pursuant to this Section 4.

               Y = the number of shares covered by this Common Stock Warrant in respect of which the net issue election is made pursuant to this
          Section 4.

               A = the fair market value of one share of Common Stock, as determined in good faith by the Board, as at the time the net issue election is made pursuant to this Section 4.

               B = the Purchase Price in effect under this Common Stock Warrant at the time the net issue election is made pursuant to this Section 4.

The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Common Stock.

     5. Partial Exercise. This Common Stock Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Common Stock Warrant, covering the number of shares in respect of which this Common Stock Warrant shall not have been exercised.

     6. Issuance Date. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Common Stock Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

     7. Expiration Date; Automatic Exercise. This Common Stock Warrant shall expire at the close of business on [________ ___], 2013, and shall be void thereafter. Notwithstanding the foregoing, this Common Stock Warrant, to the extent then exercisable, shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Common Stock Warrant would otherwise expire pursuant to the preceding sentence.

     8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Common Stock Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Common Stock Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     9. Dividends. If after the Original Issue Date (as defined in Section 15 hereof) the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock,

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                                      -3-

or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Common Stock Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

     10. Mergers and Reclassifications. If after the Original Issue Date there shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Common Stock Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

     11. Reserved.

     12. Fractional Shares. In no event shall any fractional share of Common Stock be issued upon any exercise of this Common Stock Warrant. If, upon exercise of this Common Stock Warrant as an entirety, the Holder would, except as provided in this Section 12, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

     13. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of a firm of independent public accountants setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     14. Notices of Record Date, Etc. In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

          (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

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                                      -4-

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

     15. Other Common Stock Warrants. This Common Stock Warrant is one of a series of warrants for Common Stock (collectively, the "Common Stock Warrants") that were originally issued by the Company on [_______ ___,] 2003 (the "Original Issue Date") pursuant to the Stock Purchase Agreement

     16. Amendment. The terms of this Common Stock Warrant may be amended, modified or waived only with the written consent of the Company and the holders of Common Stock Warrants representing at least a majority of the number of shares of Common Stock then issuable upon the exercise of the Common Stock Warrants. No such amendment, modification or waiver shall be effective as to this Common Stock Warrant unless the terms of such amendment, modification or waiver shall apply with the same force and effect to all of the other Common Stock Warrants then outstanding.

     17. Common Stock Warrant Register; Transfers, Etc.

          A. The Company will maintain a register containing the names and addresses of the registered holders of the Common Stock Warrants. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

          B. Subject to compliance with applicable federal and state securities laws, this Common Stock Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Common Stock Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Common Stock Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Common Stock Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Common Stock Warrant shall not have been transferred.

          C. In case this Common Stock Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Common Stock Warrant, or (ii) in lieu of any Common Stock Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Common Stock Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided, however, that so long as [____________] is the registered holder of this Common Stock Warrant, no indemnity shall be required other than its written agreement to indemnify the Company against any loss arising from the issuance of such new warrant.

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                                      -5-

     18. No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Common Stock Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

     19. Governing Law. The provisions and terms of this Common Stock Warrant shall be construed and enforced in accordance with and governed by the laws of the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be construed and enforced in accordance with and governed by the internal laws of the State of New Jersey, without regard to its principles of conflicts of laws.

     20. Successors and Assigns. This Common Stock Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

     21. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of New Jersey, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

     22. Certain Defined Terms. As used in this Common Stock Warrant, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

     "Closing" shall have the meaning ascribed to it in Section 1.06 of the Stock Purchase Agreement.

     "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Dividend Shares" shall mean any shares of Common Stock issued as a dividend pursuant to Article FOURTH, Section 2 of the Company's Amended and Restated Certificate of Incorporation.

     "Investor Rights Agreement" shall mean the Investor Rights Agreement, dated of even date herewith, by and among the Company and the other parties names therein.

     "Registration Failure" shall mean the failure of the Company to (i) file the Registration Statement within 30 days of the Closing; or (ii) have the Registration Statement effective at the time of the expiration of the one (1) year lock-up described in the first sentence of Section 15(f) of the Investor Rights Agreement; or (iii) keep the Registration Statement continuously effective for two (2) years following the expiration of the one (1) year lock-up described in the first sentence of Section 15(f) of the Investor Rights Agreement; or (iv) file such amendments or supplements to the Registration Statement as are necessary to qualify the Dividend Shares for offer and sale under the Registration Statement, as soon as practicable after their issuance and in any event within 30 days of their issuance.

     "Registration Statement" shall mean the shelf registration statement required to be filed by the Company with the Commission relating to the offer and sale of the Restricted Stock, as further described in Section 4 of the Investor Rights Agreement.

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                                      -6-

     "Restricted Stock" shall have the meaning ascribed to it in Section 1 of the Investor Rights Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Stock Purchase Agreement" shall mean the Series D Convertible Preferred Stock Purchase Agreement, dated as of April 16, 2003, by and among the Company and the other parties named therein.

Dated: [________,] 2003                 VOXWARE, INC.


(Corporate Seal)                        By:
                                           -------------------------------------

Attest:                                 Title:
                                              ----------------------------------

-----------------------------

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                                      -7-

                                  Subscription

To:                                     Date:
   --------------------------                -----------------------------------

     The undersigned hereby subscribes for            shares of Common Stock
                                           ----------
covered by this Common Stock Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Name for Registration

                                        ----------------------------------------
                                        Mailing Address

                            Net Issue Election Notice

To:                                     Date:
   --------------------------                -----------------------------------

     The undersigned hereby elects under Section 4 to surrender the right to
purchase              shares of Common Stock pursuant to this Common Stock
         ------------
Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Name for Registration

                                        ----------------------------------------
                                        Mailing Address

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                                      -8-

                                   Assignment

     For value received, the undersigned hereby sells, assigns and transfers
unto                             ,/1/the right represented by the within Common
     ----------------------------
Stock Warrant to purchase            shares of Common Stock of Voxware, Inc.
                          ----------
(the "Company") to which the within Common Stock Warrant relates, and does hereby irrevocably constitute and appoint the Company as its attorney to transfer such right to the within Common Stock Warrant on the books of the Company with full power of substitution on the premises.

Dated:
      ------------------------


                                        Signature:
                                                   -----------------------------
                                        Assignor Name:
                                                       -------------------------


                                                 By:
                                                 Its:
                                        (Name must conform to name of Holder as
                                        specified on the face of the Common
                                        Stock Warrant)

In the Presence of:

-----------------------------

Assignee Information

Name:
      -----------------------------
Address:
         --------------------------

         --------------------------
Telephone:
           ------------------------
Facsimile:
           ------------------------

-----------------------------
/1/(full name of assignee)